EXHIBIT 10.1

MINERAL PROPERTY OPTION AGREEMENT

THIS AGREEMENT is made the _____ day of January 2004;

BETWEEN:

ADAM TRAVIS, Prospector, of 3579 Lansbury Court, Westbank, British Columbia, V4T 1C5

(herein referred to as the "Optionor")

OF THE FIRST PART

AND:

UCLUELET EXPLORATION CORP., a company duly incorporated pursuant to the laws of the State of Nevada and having its registered and records offices situate at 2861 West. 12th Avenue, Vancouver, British Columbia, V6K 2R1;

(herein referred to as the "Optionee")

OF THE SECOND PART

RECITALS:

A. WHEREAS the Optionor is the recorded and beneficial owner of an undivided 100% interest in certain mineral claims situated in the Similkameen Mining Division, in the Province of British Columbia to be known as the Hit group of mineral claims, as detailed in the specific description of the mineral claims attached hereto as Schedule "A" (herein called the "Property");

B. AND WHEREAS the Optionor has agreed to grant to the Optionee an option to purchase an undivided 100% interest in the Property subject to the Optionor holding a retained royalty interest based on the Net Smelter Returns (as hereinafter defined) from the Property;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements herein contained and subject to the terms and conditions hereafter set out, the parties hereto agree as follows:

1. INTERPRETATION:

1.01. Definitions:

In this Agreement and all Schedules attached hereto, the following terms shall have the meanings assigned to them in this paragraph 1:

(a) "Area of Common Interest" means the area lying within a perimeter of 0.5 kilometres of any of the boundaries of the Property.

(b) "Commercial Production" means the operation of the Property or any part thereof as a mine but does not include milling for the purpose of testing or milling by a pilot plant. Commercial Production shall be deemed to have commenced upon the first day of the month following the first 30 successive days during which Mineral Products extracted from the Property have been delivered to a mill, smelter or other refining plant as part of a production plan established in a Feasibility Report, prepared by qualified mining engineers, recommending the commencement of commercial production as an economically viable undertaking.

(c) "Effective Date" means the date upon which the OTC Exchange grants to the Optionee its approval respecting this Agreement or if not required the date signed by both parties.

(d) "Facilities" means all mines and plants, including, without limitation, all pits, shafts, haulage ways and other underground workings, and all buildings, plants and other structures, fixtures and improvements and all other property, whether fixed or movable, as the same may exist at any time in or on the Property.

(e) "Mineral Products" means the end products derived from operating the Property as a mine.

(f) "Option" means the Optionee's option to acquire all of the right, title and interest of the Optionor in and to the Property, subject to the Optionor's royalty as provided in paragraph 5.

(g) "Property" shall include the mineral claims described in Schedule "A" hereto, any renewal thereof, and any form of other or additional interest in respect thereof, and any other mineral claims or rights to explore and/or mine which, from time to time, may be acquired in the Area of Common Interest.

(h) "Royalty" means the percentage of net smelter returns payable to the Optionor in accordance with Schedule "C" hereof.

1.02. Schedules:

Schedules "A", "B" and "C" are incorporated into this Agreement by reference.

2. REPRESENTATIONS, WARRANTIES AND COVENANTS:

2.01. Optionor's Representations and Warranties:

The Optionor represents and warrants to the Optionee that:

(a) the Optionor is the sole recorded and beneficial owner of a 100% right, title and interest in and to the Property and has the exclusive right to enter into this Agreement and to dispose of an interest in the Property in accordance with the terms of this Agreement;

(b) the claims comprising the Property were validly located, recorded and issued pursuant to the Mineral Tenure Act of the Province of British Columbia and are currently in good standing, until the expiry dates as shown on Schedule "A", in accordance with the provisions of the Mineral Tenure Act;

(c) there is no dispute, litigation nor any governmental proceeding threatened, pending or current with respect to the Property of which it has notice and the information relating to the Property in Schedule "A" is true and correct;

(d) the Optionor is lawfully authorized to hold the Property and all mining claims comprised therein, and will remain so entitled until its interest in the Property has been duly transferred to the Optionee as provided for herein;

(e) the Property is free and clear of all liens, charges and encumbrances;

(f) there is no adverse claim or challenge against or to the ownership of or title to any of the mineral claims comprising the Property, nor to the knowledge of the Optionor is there any basis therefor or interest therein, and there are no outstanding Agreements or options to acquire or purchase the Property or any portion thereof, and no person has any royalty or other interest whatsoever in production from any of the mineral claims comprising the Property.

2.02. Optionor's Covenants:

The Optionor will:

(a) not, either during the option period or thereafter in the event of exercise of the Option by the Optionee, sell, assign, alienate, transfer or in any other way deal with its interest in the Property or this Agreement save and except as provided for herein;

(b) at its sole cost and expense, carry out all reclamation work required as a result of exploration and development work conducted on the Property prior to the Optionee commencing to incur Expenditures, including, without limitation, the maintenance of reclamation bonds which may be lodged at the date hereof until such time as the Option is exercised, and remove or take remedial action with regard to any materials released by the Optionor or its contractors and agents, into the environment at, on or near the Property, prior to the Optionee commencing to incur Expenditures, for which any reclamation, removal or remedial action is required pursuant to any law, regulation, order or governmental action provided that:

(i) no such reclamation, removal or remedial action shall be taken except after reasonable advance written notice has been given to the Optionee, and

(ii) any such reclamation, removal or remedial action shall be undertaken in the manner so as to minimize any impact on the Optionee's operations on the Property;

(c) at all times retain any and all liabilities arising from such prior operations conducted on the Property and from the handling, treatment, storage, transportation or disposal of environmental or similar contaminants on or near the Property by the Optionor or by any of the Optionor's contractors or agents, save and except that any of such liabilities which are not the subject of active or required reclamation, removal or remedial action at the time of exercise of the Option will be assumed by and will become the responsibility of the Optionee as of and from the time of the exercise of the Option.

2.03. Optionee's Representations and Warranties:

The Optionee represents and warrants to the Optionor that:

(a) it is a company duly incorporated, organized and validly subsisting under the laws of the State of Nevada;

(b) it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c) neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated, conflict with, result in the breach of, or accelerate the performance required by any agreement to which the Optionee is a party;

(d) the execution and delivery of this Agreement will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining to the Optionee or of its constating documents or of any rules or regulations of any securities regulatory authorities;

(e) this Agreement and its execution have been approved by the Board of Directors of the Optionee.

2.04. Survival of Representations and Warranties:

The representations, warranties and covenants contained in this Agreement are conditions on which the parties have relied in entering into this Agreement and shall survive the execution hereof and the acquisition of any interest in the Property by the Optionee hereunder and each party will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by them and contained in this Agreement. A party may waive any of such representations, warranties, covenants, agreements or conditions in full or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation, warranty, covenant, agreement or condition.

3. OPTION:

3.01. Grant of Option:

The Optionor hereby grants to the Optionee the sole and exclusive right and option to acquire an undivided 100% right, title and interest in and to the Property free and clear of all charges, encumbrances and claims save and except for the obligation to pay the Royalty to the Optionor in the event of the Property achieving Commercial Production.

3.02. Maintenance of Option in Good Standing:

In order to maintain the Option in good standing, the Optionee shall:

(a) on the Effective Date, pay to the Optionor the sum of $10,000

(b) on or before the first anniversary of the Effective Date, pay to the Optionor the sum of $ 20,000

(c) pay to the Optionor the additional sum of $30,000 on or before the second anniversary of the Effective Date

(d) pay to the Optionor the additional sum of $ 40,000 on or before the third anniversary date of the Effective Date

3.03. Exercise of Option:

Upon the Optionee having made all of the payments described in paragraph 3.02, the Optionee will have exercised the Option and will have thereby earned a 100% right, title and interest in and to the Property free and clear of all charges, encumbrances and claims save and except for the obligation to pay the Royalty to the owner once the Property has been placed into Commercial Production.

3.04. Accelerated Exercise of Option:

The Optionor acknowledges and agrees that the Optionee shall be entitled to accelerate the fulfilment of Option terms and the acquisition and transfer of an undivided 100% legal and beneficial interest in the Property described in paragraph 3.03 by completing the payments at any time earlier than the deadline dates described in subparagraph 3.02.

3.05. Option Only:

This Agreement is an option only and after the Optionee has paid to the Optionor the sum of $10,000 , as provided for in subparagraph 3.02(a) hereof, the Optionee shall be under no further obligation to make any further payments. Any further payments are entirely at the election of the Optionee.

3.06. Right of Entry During Option Period:

During the currency of this Agreement, the Optionee and its servants, agents and independent contractors shall have the sole and exclusive right in respect of the Property to:

(a) enter thereon;

(b) have exclusive and quiet possession thereof;

(c) do such prospecting, exploration, development and/or other mining work thereon and thereunder as the Optionee in its sole discretion may deem advisable;

(d) bring upon and erect on the Property buildings, plant, machinery and equipment as the Optionee may deem advisable; and

(e) Remove therefrom and dispose of reasonable quantities of ores, minerals and metals for the purposes of obtaining assays or making other tests, provided that the Optionee shall perform no bulk samples exceeding two tons until it has fully exercised the Option.

3.07. Transfer of Property:

Upon the Effective Date, the Optionor shall deliver to the Optionee executed Bills of Sale in recordable form transferring the Optionor's title in the Property to the Optionee. The Optionee shall be entitled to record such Bills of Sale at its own cost with the appropriate government office to effect legal transfer of the Property into the name of the Optionee, PROVIDED that the Optionee shall hold the Property subject to the terms and conditions of this Agreement, it being understood that the transfer of legal title to the Optionee prior to the exercise of the Option is for administrative convenience only.

3.08. Reversing Transfer Held in Escrow:

The Optionee shall, upon receipt of the executed Bills of Sale referred to in paragraph 3.09 hereof, deliver to an escrow agent satisfactory to the Optionor, executed Bills of Sale in recordable form re-conveying all the Optionee's acquired title in the Property to the Optionor (herein called the "Reversing Bills of Sale"). The escrow agent shall hold the Reversing Bills of Sale according to the escrow instructions set forth in Schedule? "B" hereto.

4. COVENANTS OF THE OPTIONEE:

4.01. The Optionee covenants and agrees that during the currency of this Agreement it shall:

(a) carry out its work on the Property in accordance with recognized good and miner like exploration and engineering practices and in conformity in all respects with all applicable governmental mining laws and regulations, specifically including the guidelines published under the Mines Act, and comply with any and all conditions specified under the terms of the work permits issued by the Ministry of Energy and Mines and its authorized agents;

(b) save and defend the Optionor harmless from all costs, loss or damage which may arise by reason of injury (including injury resulting in death) to any persons employed by the Optionee in or upon the Property or any part thereof, or which may arise by reason of injury (including injury resulting in death) to any persons or damage done to any other property as a result of any work or operations of the Optionee or of its possession or occupancy of the Property, PROVIDED that the Optionee shall incur no liability or obligation hereunder in respect of claims arising or damages suffered after termination of the Option if upon termination of the Option any workings on or improvements to the Property made by the Optionee are left in a safe and orderly condition and in accordance with all applicable pollution control and reclamation laws, regulations and permits. The Optionee shall pay all appropriate Workers Compensation assessments and shall procure and pay for all such insurance including public liability insurance on the said Property as reasonable business judgement requires;

(c) permit the Optionor or any duly authorized representative at their own risk and expense to inspect and copy, without interference to the Optionee's operations, the Property and the Optionee's operations thereon, metallurgical and accounting records pertaining thereto, pertinent maps, non-interpretive records, drill cores, assay data and other factual data at all reasonable times upon providing to the Optionee not less than 24 hours advance notice of its intention so to do. The Optionor assumes all risks entailed in making inspections pursuant to this subparagraph, and the Optionor shall indemnify and hold harmless the Optionee from and against any damage, claim or demand by reason of injury to or the presence of the Optionor or its representatives or guests on the Property. The Optionor acknowledges and agrees that the disclosure of information and documentation generated by the Optionee's operations upon the Property is made upon the condition that such information or documentation is not to be disclosed or revealed to any third party without the Optionor having first received the written consent of the Optionee upon each such occasion;

(d) promptly pay all accounts of any value or kind for wages, supplies, Workers Compensation assessments, income tax payroll deductions and all other accounts and indebtedness incurred by it on the Property so that no claim or lien can arise thereon or upon the ores or minerals contained therein, and that it will indemnify the Optionor and save it harmless from any and all loss, costs, actions, suits, damages or claims which may be made against it in respect of operations carried out on the Property, and that it will discharge any liens or encumbrances which may arise in respect of or be recorded or registered against the Property with respect to any work done by the Optionee thereon; PROVIDED that the Optionee shall have the right to contest the validity of any such lien or claim of lien upon posting an Indemnity Bond in favour of the Optionor in an amount sufficient to indemnify the Optionor against the amount of any such lien or liens so contested and all costs and expenses in connection therewith, or, alternatively, in the Optionor's sole discretion, paying a like amount into Court to the credit of the action instituted upon the basis of such lien or claim of lien;

(e) upon the termination or forfeiture of its interest in the Property, leave the Property in a safe condition with all openings made by it safeguarded in accordance with applicable statutes and regulations, and will take all reasonable precautions to keep any main access workings in an accessible and safe working condition;

(f) maintain the mining claims comprising the Property in good standing at all times and apply all applicable work, to the extent possible, on the Property as assessment work on the mineral claims comprised thereof;

(g) provide to the Optionor during each year of the option period on or before December 31st a report describing the Optionee's exploration, development and directly related activities on the Property, including a statement of work performed and expenditures made in satisfaction of the annual assessment work obligations;

(h) assume and discharge all responsibility and liability for reclamation and/or environmental damage resulting from work performed on the Property by the Optionee, its employees, agents, associates, affiliates, partners, joint venturers and assigns during the currency of this Agreement, and post and maintain any bonds or securities as may be required by the Ministry of Energy and Mines in respect of the Optionee's operations upon the Property.

5. OPTIONOR'S ROYALTY INTEREST:

5.01. Payment of Royalty:

Upon Commercial Production being achieved, the Optionee shall pay to the Optionor the Royalty equal to 2% of net smelter returns in accordance with the provisions of Schedule "C".

5.02. Optionee's Right to Purchase and Extinguish One-Half of Optionee's Royalty:

The Optionor hereby grants to the Optionee an irrevocable option to purchase and extinguish one-half of the Optionor's Royalty entitlement for the price of $500,000, by delivering Notice of its Intention to do so to the Optionor within 120 days of Commercial Production being achieved. Upon Closing, the Optionee shall pay to the Optionor the purchase price of $500,000, and the Optionor shall deliver to the Optionee a Transfer Document and/or Release whereby one-half of the Optionor's Royalty Interest (equal to a one percent (1%) Net Smelter Return) is transferred to the Optionee, together with such other assurances, certificates and documents as the Optionee may reasonably require.

6. TERMINATION:

6.01. The provisions of this paragraph shall apply on termination of this Agreement pursuant to the terms of this paragraph and pursuant to the terms of subparagraph 8.01 which deals with a default of the Optionee hereunder:

(a) The Optionee, when it has paid the sum of $10,000 as provided for in subparagraph 3.02(a) hereof, may terminate this Agreement by giving the Optionor 30 days' written notice sent by registered mail.

(b) Except as expressly herein provided, upon termination, the Optionee shall cease to have any liabilities or obligations under this Agreement, except for such liability or obligation which theretofore should have been performed.

(c) On termination of this Agreement the Optionee shall:

(i) provide the Optionor with copies of all maps, plans, drill core, drill logs, reports and documents in its possession with respect to the Property;

(ii) be granted by the Optionor a period of 90 days following such termination to remove any and all equipment placed on the Property by the Optionee, PROVIDED THAT, should it prove impossible by reason of inclement weather conditions for the Optionee to effect such removal within such period, the Optionee shall be allowed such an additional period, not to exceed 60 days, as may be reasonably required;

(iii) ensure that the mining claims comprising the Property shall be in good standing for at least 12 months following the date of termination.

7. POWER TO CHARGE PROPERTY:

7.01. At any time after the Optionee has exercised the Option, the Optionee may grant mortgages, charges or liens (each of which is herein called a "Mortgage") of and upon the Property or any portion thereof, any mill or other fixed assets located thereon, and any or all of the tangible personal property located on or used in connection with the Property to secure financing of development of the Property, provided that, unless otherwise agreed to by the Optionor, it shall be a term of each Mortgage that the mortgagee or any person acquiring title to the Property upon enforcement of the Mortgage shall hold the same subject to the Royalty as if the mortgagee or any such person had executed this Agreement as party of the first part.

8. DEFAULT:

8.01. Consideration Default:

Should the Optionee fail to meet its obligations associated with maintaining the Option in good standing as specified in paragraph 3.02, the Optionor may terminate this Agreement, but only if:

(a) it shall have first given to the Optionee a notice of default containing particulars of the obligation which the Optionee has not fulfilled; and

(b) the Optionee does not, within 30 days following the delivery of such notice of default, cure such default by fulfilling such obligation.

8.02. Other Defaults:

The parties hereto agree that if the Optionee is in default with respect to any of the other provisions of the Agreement, the Optionor may give notice to the Optionee, designating such default, and within 60 days after its receipt of such notice, the Optionee shall either:

(a) cure such default, or commence proceedings to cure such default and prosecute the same to completion without undue delay; or

(b) give the Optionor notice that it denies such default has occurred and that it is submitting the question to arbitration as herein provided.

If arbitration is sought, a party shall not be deemed in default until the matter shall have been determined finally by appropriate arbitration under the provisions of paragraph 15 hereof.

If:

(a) the default is not so cured or a commencement made on proceedings to cure it; and

(b) arbitration is not so sought; or

(c) the Optionee is found in arbitration proceedings to be in default, and fails to cure it or commence proceedings to cure it within 60 days after the rendering of the arbitration award;

the Optionor shall be entitled to seek any remedy it may have on account of such default.

9. ASSIGNMENT:

9.01. Subject to requirements of subparagraph 9.02 hereof, either party shall have the right to assign all or any part of its interest in the Property and under this Agreement.

9.02. No assignment of the rights, title or interest of either party hereunder to a purchaser, assignee or transferee shall become effective until such purchaser, assignee or transferee shall have delivered to each of the Optionor and the Optionee its agreement, related to this Agreement, containing:

(a) a covenant by such purchaser, assignee or transferee to perform all of the obligations of the party whose interest it is receiving under this Agreement to the same extent as if this Agreement had been originally executed by it;

(b) a provision restricting any further sale, assignment or transfer to the restrictions contained in this paragraph 9.

10. AREA OF INTEREST:

10.01. The mineral rights to any ground or any interest therein within the Area of Common Interest found to be unstaked or available for acquisition and subsequently staked or acquired by one of the Parties shall become subject to this Agreement.

11. GOVERNMENTAL REQUIREMENTS:

11.01. The Optionee shall be responsible, during the term of this Option Agreement, for the compliance with all governmental rules and regulations as may from time to time be in effect, and further the Optionee shall be responsible for the posting of any bonds necessary for the reclamation or rehabilitation of the Property as required by any governmental agency, and further the Optionee hereby agrees to obtain the consent of all governmental agencies and to obtain the permits necessary for the carrying out of its operations and the Optionor hereby agrees to cooperate with the Optionee in obtaining such permits or licenses as may be required.

12. CONFIDENTIALITY OF INFORMATION:

12.01. The parties hereto shall treat all data, reports, records and other information relating to this Agreement as confidential. While this Agreement is in effect neither party hereto shall, without the express written consent of the other, disclose to any third party any information concerning the results of the operations hereunder nor issue any press releases concerning this Agreement or its exploration operations except where such disclosure is mandatory under the law or is deemed necessary by the Optionee's counsel for the satisfaction by the Optionee of its obligations to applicable securities regulatory bodies. Due consideration shall be given to present and future governmental regulations with respect to such data disclosures.

13. FORCE MAJEURE:

13.01. Neither of the Parties hereto shall be deemed to be in default in respect of non-performance of its obligations hereunder if and so long as its non-performance is due to strikes, lockouts, fire, explosion, tempest, unusually severe weather, inability after diligent effort to obtain workmen or materials, acts of God, or any other cause (whether similar or dissimilar to those enumerated) beyond its control, but lack of finances shall in no event be deemed to be a cause beyond a Party's control. Any Party prevented from carrying out any obligation by force majeure shall promptly give the other Party notice of the force majeure, including reasonably full particulars thereof. A Party shall use reasonable diligence to remedy a force majeure, but shall not be required against its better judgment to settle any labour dispute or contest the validity of any labour regulation.

14. NOTICES:

14.01. Any notice required or permitted hereunder shall be sufficiently given if delivered or transmitted by electronic facsimile transfer or sent by registered or certified mail, postage prepaid to the parties hereto addressed as follows:

If to the Optionor: ADAM TRAVIS, 3579 Lansbury Court, Westbank, British Columbia, V4T 1C5

If to the Optionee: UCLUELET EXPLORATION CORP., 2861 West 12TH Avenue, Vancouver, B.C V6K 2R1

or such other address as the parties may from time to time designate for themselves in writing, and such notice so delivered by hand or cabled, telegrammed, telegraphed, telefaxed or mailed shall be deemed to have been received at the time of delivery or at the latest on the business day following the cabling, telegramming, telefaxing or telegraphing, or on the seventh business day following the mailing thereof.

15. ARBITRATION:

15.01. In the event that there is any disagreement, dispute, controversy (hereinafter collectively called a "Dispute") between the parties hereto with respect to any matter arising under this Agreement or bearing upon the construction or interpretation hereof, then the dispute shall be referred to and determined by arbitration ("Arbitration").

15.02. The Arbitration shall be conducted in accordance with the Commercial Arbitration Act of British Columbia and the decision of the arbitrator or arbitration committee shall be made within 45 days following the appointment of the arbitrator or the constitution of the committee and such decision shall be conclusive and binding upon each of the parties hereto.

15.03. The costs of the Arbitration shall be borne equally between the parties hereto to the dispute unless otherwise determined by the arbitrator or the arbitration committee in the written award.

16. APPLICABLE LAW:

16.01. This Agreement shall be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

17. FURTHER ASSURANCES:

17.01. Each of the Parties hereto shall, from time to time and at all times, do such further acts and deliver all such further assurances, deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

18. ALTERATIONS AND ADDITIONS:

18.01. If, at any time during the currency of this Agreement, the parties hereto shall mutually deem it necessary or expedient to make any alteration or addition to this Agreement they shall do so by means of a supplemental written agreement between them, executed in the same manner as this instrument.

19. ENUREMENT:

19.01. All terms, covenants, provisions and conditions of this Agreement shall run with and be binding upon the Property during the term hereof.

20. TIME OF THE ESSENCE:

20.01. Time shall be of the essence of this Agreement.

21. SUCCESSORS AND ASSIGNS:

21.01. This Agreement shall be binding upon and shall enure to the benefit of each of the Parties hereto, their heirs, executors, administrators and permitted successors and assigns.

22. COUNTERPARTS:

22.01. This Agreement may be signed in counterparts. Copies of this Agreement, each signed by one or more of the parties hereto, shall, together with copies signed by all other parties, constitute a complete Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year first above written.

SIGNED, SEALED AND DELIVERED by Adam Travis in the presence of: __________________________________ Witness ______________________________ Address ______________________________ Occupation	) ) ) ) ) ) )__________________________________ ) ADAM TRAVIS ) ) )

UCLUELET EXPLORATION CORP

________________________________
Authorized Signatory

____________________________________________________________________________

THIS IS SCHEDULE "A" TO A PROPERTY OPTION AGREEMENT MADE BETWEEN
ADAM TRAVIS AS OPTIONOR AND UCLUELET EXPLORATION CORP. AS OPTIONEE
ON THE _____ DAY OF January , 2004;

Hit Property Claims

Tenure #	Claim Name	Owner	Map #	Expiry	Mining District	Size	Tag #
389478	HIT 1	127175	092H078	2004.06.20	18 SIMILKAMEEN	1 un	703765M
389479	HIT 2	127175	092H078	2004.06.20	18 SIMILKAMEEN	1 un	703766M
389480	HIT 3	127175	092H078	2004.06.20	18 SIMILKAMEEN	1 un	703767M
389481	HIT 4	127175	092H078	2004.06.20	18 SIMILKAMEEN	1 un	703768M
389482	HIT 5	127175	092H068	2004.06.20	18 SIMILKAMEEN	1 un	703769M
389483	HIT 6	127175	092H068	2004.06.20	18 SIMILKAMEEN	1 un	703770M
394464	HIT 7	127175	092H078	2004.06.20	18 SIMILKAMEEN	1 un	710550M
394465	HIT 8	127175	092H078	2004.06.20	18 SIMILKAMEEN	1 un	710549M
397795	HIT 9	127175	092H068	2004.06.20	18 SIMILKAMEEN	1 un	715159M
397796	HIT 10	127175	092H068	2004.06.20	18 SIMILKAMEEN	1 un	715160M
397797	HIT 11	127175	092H068	2004.06.20	18 SIMILKAMEEN	1 un	715161M
397798	HIT 12	127175	092H068	2004.06.20	18 SIMILKAMEEN	1 un	715162M
397799	HIT 13	127175	092H068	2004.06.20	18 SIMILKAMEEN	1 un	715163M
397800	HIT 14	127175	092H078	2004.06.20	18 SIMILKAMEEN	1 un	715164M
397801	HIT 15	127175	092H078	2004.06.20	18 SIMILKAMEEN	1 un	715155M
397802	HIT 17	127175	092H068	2004.06.20	18 SIMILKAMEEN	1 un	715157M
397803	HIT 18	127175	092H068	2004.06.20	18 SIMILKAMEEN	1 un	715158M
397804	MISS 1	127175	092H068	2004.06.20	18 SIMILKAMEEN	1 un	715121M
397805	MISS 2	127175	092H068	2004.06.20	18 SIMILKAMEEN	1 un	715122M
397806	MISS 3	127175	092H068	2004.06.20	18 SIMILKAMEEN	1 un	715123M
397807	MISS 4	127175	092H068	2004.06.20	18 SIMILKAMEEN	1 un	715124M
397808	MISS 5	127175	092H068	2004.06.20	18 SIMILKAMEEN	1 un	715125M
397809	MISS 6	127175	092H068	2004.06.20	18 SIMILKAMEEN	1 un	715126M
397810	MISS 7	127175	092H068	2004.06.20	18 SIMILKAMEEN	1 un	715127M
397811	MISS 8	127175	092H068	2004.06.20	18 SIMILKAMEEN	1 un	715128M
	tfgrtrt
Note: FMC 127175 = Adam Travis

THIS IS SCHEDULE "B" TO A PROPERTY OPTION AGREEMENT MADE BETWEEN
ADAM TRAVIS AS OPTIONOR AND UCLUELET EXPLORATION CORP. AS OPTIONEE ON
THE ______ DAY OF JANUARY, 2004

The following instructions are hereby given to the Escrow Agent:

1. If at any time the Optionee gives notice to the Escrow Agent of termination of this Agreement, the Escrow Agent shall deliver the escrow documents to the Optionor.

2. If at any time the Escrow Agent receives notice from the Optionor that this Agreement is terminated, the Escrow Agent shall forthwith send a copy of such notice to the Optionee by registered mail, by delivery, and if, within 30 days after such date of delivery or date of mailing, as the case may be, no proceedings have been instituted by the Optionee to challenge the validity of the notice received by the Escrow Agent, the Escrow Agent shall deliver the escrow documents to the Optionor.

3. If at any time the Optionor gives notice to the Escrow Agent that the option has been exercised in full, the Escrow Agent shall deliver the escrow documents to the Optionee.

4. It at any time the Escrow Agent receives notice from the Optionee that the Optionee has fully exercised the option the Escrow Agent shall send a copy of such notice by delivery or by registered mail to the Optionor and if within 30 days after the date of such delivery or mailing, as the case may be, the Optionor has taken no steps to challenge the validity of such notice, the Escrow Agent shall deliver the escrow documents to the Optionee.

5. In the event that proceedings are instituted by any party concerning any of the escrow documents or the delivery thereof, the Escrow Agent shall hold the escrow documents until otherwise instructed by order of the Court or by notice signed by the Optionee and the Optionor.

6. The Optionee agrees to pay the fees of the Escrow Agent.

7. The Optionee and the Optionor agree to indemnify and hold harmless the Escrow Agent against loss, liability or expense incurred without negligence or bad faith on behalf of the Escrow Agent arising out of the administration of the Escrow Agent's duties hereunder.

THIS IS SCHEDULE "C" TO A PROPERTY OPTION AGREEMENT MADE BETWEEN
ADAM TRAVIS AS OPTIONOR AND UCLUELET EXPLORATION CORP. AS OPTIONEE
ON THE _______ DAY OF JANUARY, 2004;

NET SMELTER RETURN ROYALTY

1. Interpretation:

Where used herein:

(a) "Agreement" shall mean the above referenced agreement, including any amendments thereto or renewals or extensions thereof.

(b) "Fiscal Period" shall mean each calendar year or other period of twelve consecutive months adopted for tax purposes by the Optionee during the term of the Agreement.

(c) "Property" shall mean the Property as defined in the Agreement.

(d) "Royalty" shall mean 2% of Net Smelter Returns.

All other defined terms used in this Schedule "C" which are not defined herein have the meanings ascribed thereto in the Agreement.

2. Net Smelter Returns:

"Net Smelter Returns" shall mean the actual proceeds received from any mint, smelter, refinery or other purchaser from the sale of Mineral Products or proceeds received from an insurer in respect of Mineral Products, after deducting from such proceeds the following charges to the extent that they were not deducted by the purchaser in computing payments:

(a) smelting and refining charges;

(b) penalties, smelter assay costs and umpire assay costs;

(c) cost of freight and handling of ores, metals or concentrates from the Property to any mint, smelter, refinery, or other purchaser;

(d) marketing costs, including hedging adjustments;

(e) costs of insurance in respect of the Mineral Products;

(f) customs duties, severance tax, royalties, Ad valorem or mineral taxes or the like and export or import taxes or tariffs payable in respect of the Mineral Products.

3. Payment:

(a) The Royalty shall be calculated and paid on a quarterly basis within 45 days after the end of each quarter of the Fiscal Period in respect of the actual proceeds received in such fiscal quarter.

(b) Each payment of Royalty will be accompanied by an unaudited statement indicating the calculation of the Royalty hereunder in reasonable detail and the Optionor will receive, within 3 months of the end of each Fiscal Period, an annual summary unaudited statement (an "Annual Statement") showing in reasonable detail the calculation of the Royalty for the last completed Fiscal Period and showing all credits and deductions added to or deducted from the amount due to the holder of the Royalty.

(c) The Optionor will have 45 days from the time of receipt of the Annual Statement to question the accuracy thereof in writing and, failing such objection, the Annual Statement will be deemed to be correct and unimpeachable thereafter.

(d) If the Annual Statement is questioned by the Optionor, and if such questions cannot be resolved between the Optionor and the Optionee, the Optionor will have 12 months from the time of receipt of the Annual Statement to have such audited, which will initially be at the expense of the Optionor.

(e) The audited Annual Statement will be final and determinative of the calculation of the Royalty for the audited period and will be binding on the parties. Any overpayment of Royalty will be deducted by the Optionee from future payments of Royalty and any underpayment of Royalty will be paid forthwith by the Optionee upon it receiving the audited Annual Statement.

(f) The costs of the audit will be borne by the Optionor if the Optionee's Annual Statement was accurate within 1% or overstated the Royalty payable by greater than 1% and will be borne by the Optionee if such statement understated the Royalty payable by greater than 1%. If the Optionee is obligated to pay for the audit it will forthwith reimburse the Optionor for any of the audit costs which it had paid.

(g) The Optionor will be entitled to examine, on reasonable notice and during normal business hours, such books and records as are reasonably necessary to verify the payment of the Royalty to it from time to time, provided however that such examination shall not unreasonably interfere with or hinder the Optionee's operations or procedures.